UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 6, 2022

Palisade Bio, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33672	52-2007292
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5800 Armada Drive, Suite 210 Carlsbad, California	92008
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 704-4900

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.01 par value	PALI	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01	Entry into a Material Definitive Agreement.

Registered Direct Offering of Shares

As previously reported, on May 6, 2022, Palisade Bio, Inc. (the “Company”) entered into securities purchase agreements (the “Purchase Agreements”) with certain institutional and accredited investors (the “Purchasers”), pursuant to which the Company agreed to sell and issue, in a registered direct offering, an aggregate of 3,646,690 shares (the “Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”), at a purchase price per share of $0.55 (the “Registered Offering”). The Shares were offered by the Company pursuant to an effective shelf registration statement on Form S-3, which was originally filed with the Securities and Exchange Commission (the “SEC”) on March 18, 2022, as amended, and was declared effective on April 26, 2022 (File No. 333-263705) (the “Registration Statement”) and a prospectus supplement thereunder.

A copy of the legal opinion and consent of Cooley LLP relating to the legality of the issuance and sale of the Shares is filed as Exhibit 5.1 hereto.

Concurrent Private Placement

As previously reported, in a concurrent private placement, the Company also agreed to sell and issue to the Purchasers warrants (the “Purchase Warrants”) to purchase up to 3,646,690 shares of Common Stock at an exercise price of $0.7105 per share, the closing bid price of our Common Stock on May 5, 2022 (the “Concurrent Private Placement”). The Purchase Warrants are not exercisable until six months following the date of issuance and expire five and a half years from the date of issuance.

Placement Agent Warrants

Pursuant to a placement agency agreement dated as of May 6, 2022, the Company engaged Ladenburg Thalmann & Co. Inc. (the “placement agent”) to act as its exclusive placement agent in connection with the Hybrid Offering. The Company agreed to pay the placement agent a cash fee equal to 7.75% of the aggregate gross proceeds raised in the Hybrid Offering and to reimburse the placement agent’s expenses up to an aggregate of $85,000. In addition, the placement agent will also receive placement agent warrants on substantially the same terms as the Purchase Warrants in an amount equal to 6.0% of the aggregate number of Shares sold in the offering, or 218,801 shares of Common Stock, at an exercise price of $0.7105 per share and a five year term. The placement agent warrants are not exercisable until six months following the date of issuance.

The foregoing descriptions of the placement agency agreement and the placement agent warrants are not complete and are qualified in their entireties by reference to the full text of the placement agency agreement and the placement agent warrants copies of which are filed herewith as Exhibits 10.1 and 4.1 respectively, to this Current Report on Form 8-K and are incorporated by reference herein.

Item 3.02	Unregistered Sales of Equity Securities

The disclosure set forth in Item 1.01 of this Current Report on Form 8-K to the extent required by this Item 3.02 is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)    Exhibits.

Exhibit No.	Description

4.1	Form of Placement Agent Warrant

5.1	Opinion of Cooley LLP

10.1	Placement Agency Agreement, dated May 6, 2022, by and between the Company and Ladenburg Thalmann & Co. Inc.

23.1	Consent of Cooley LLP (included in Exhibit 5.1)

104	104 Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Palisade Bio, Inc.

Date: May 6, 2022	By:	/s/ Thomas M. Hallam, Ph.D.
Thomas M. Hallam, Ph.D.
Chief Executive Officer